Exhibit 3.23

CERTIFICATE OF AMENDMENT TO

CERTIFICATE OF LIMITED PARTNERSHIP OF

HUGHES MRO, LTD.

Pursuant to the provisions of section 620.1202, Florida Statutes, HUGHES MRO, LTD., a Florida limited partnership, adopts the following Certificate of Amendment to its Certificate of Limited Partnership:

FIRST:        The name of the limited partnership is HUGHES MRO, LTD.

SECOND:        The limited partnership’s Certificate of Limited Partnership was filed with the Florida Department of State on December 13, 2004.

THIRD:        Section 1 of the Certificate of Limited Partnership of the limited partnership is hereby amended in its entirety to read as follows:

1. Name.  The name of the limited partnership is as follows:

HD Supply Facilities Maintenance, Ltd.

FOURTH:        This Certificate of Amendment shall be effective at the time of its filing with the Florida Department of State.

The undersigned general partner of the limited partnership hereby executes this Certificate of Amendment to the Certificate of Limited Partnership this 21st day of December, 2006.

GENERAL PARTNER:

HD SUPPLY GP & MANAGEMENT, INC., a Delaware corporation

By:	/s/ David Bearman
David Bearman, Vice President

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 10th day of December, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By: /s/ John Z. Paré

Name: John Z. Paré

Title: Secretary

2

ARTICLES OF MERGER

The following Articles of Merger are being submitted in accordance with section(s) 607.1109, 608.4382, and/or 620.203, of the Florida Statutes.

FIRST:    The exact name, street address of its principal office, jurisdiction, and entity type for each merging party are as follows:

Name and Street Address	Jurisdiction	Entity Type

1. Hughes MRO, LP One Hughes Way Orlando, FL 32805	Delaware	Limited Partnership

Florida Document/Registration Number: B04000000087	FEI Number: 52-2418852

(Attach additional sheet(s) if necessary)

SECOND:    The exact name, street address of its principal office, jurisdiction, and entity type of the surviving party is as follows:

Name and Street Address	Jurisdiction	Entity Type

Hughes Merger, Ltd. One Hughes Way Orlando, FL 32805	Florida	Limited Partnership

Florida Document/Registration Number: A04000001981	FEI Number: 52-2418852

THIRD:    The attached Plan of Merger meets the requirements of section(s) 607.1108, 608.438, 617.1103, and/or 620.201, Florida Statutes, and was approved by each domestic corporation, limited liability company, partnership and/or limited partnership that is a party to the merger in accordance with Chapter(s) 607, 617, 608 and/or 620, Florida Statutes.

FOURTH:    If applicable, the attached Plan of Merger was approved by the other business entity(ies) that is/are party(ies) to the merger in accordance with the respective laws of all applicable jurisdictions.

FIFTH:    If not incorporated, organized or otherwise formed under the laws of the State of Florida, the surviving entity hereby appoints the Florida Secretary of State as its agent for substitute service of process pursuant to Chapter 48, Florida Statutes, in any proceeding to enforce any obligation or rights of any dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger.

SIXTH:    If not incorporated, organized, or otherwise formed under the laws of the State of Florida, the surviving entity agrees to pay the dissenting shareholders, partners, and/or members of each domestic corporation, partnership, limited partnership and/or limited liability company that is a party to the merger the amount, if any, to which they are entitled under sections(s) 607.1302, 620.205, and/or 6084384, Florida Statutes.

SEVENTH:    If applicable, the surviving entity has obtained the written consent of each shareholder, member or person that as result of the merger is now a general partner of the surviving entity pursuant to section(s) 607.1108(5), 608.4381(2), and/or 620.202(2), Florida Statutes.

EIGHTH:    The merger is permitted under the respective laws of all applicable jurisdictions and is not prohibited by the agreement of any partnership or limited partnership or the regulations or articles of organization of any limited liability company that is a party to the merger.

NINTH:    The merger shall become effective as of:

The date the Articles of Merger are filed with Florida Department of State

OR

    December 31, 2004

  (Enter specific date. NOTE: Date cannot be prior to the date of filing.)

TENTH:    The Articles of Merger comply and were executed in accordance with the laws of each party’s applicable jurisdiction.

ELEVENTH:    SIGNATURE(S) FOR EACH PARTY:

(Note: Please see instructions for required signatures.)

Name of Entity	Signature(s)	Typed or Printed Name of Individual

Hughes MRO, LP	/s/ John Z. Paré	By: Hughes GP & Management, Inc.,
its general partner
By: John Z. Paré, Secretary

Hughes MRO Merger, Ltd.	/s/ John Z. Paré	By: Hughes GP & Management, Inc.,
its general partner
By: John Z. Paré, Secretary

(Attach additional sheet(s) if necessary)

2

PLAN OF MERGER

The following Plan of Merger was adopted and approved by each party to the merger in accordance with the laws of the jurisdiction of such party’s formation:

FIRST:    The exact name, address and jurisdiction of the merging party (referred to hereinafter as the “Merging Party”) are as follows:

Name	Jurisdiction	Type of Entity
Hughes MRO, LP One Hughes Way Orlando, FL 32805	Delaware	Limited Partnership

SECOND:    The exact name and jurisdiction of the surviving party (referred to hereinafter as the “Surviving Party”) are as follows:

Name	Jurisdiction	Type of Entity
Hughes MRO Merger, Ltd.	Florida	Limited Partnership

THIRD:    The terms and conditions of the merger are as follows:

The Merging Party shall be merged with and into the Surviving Party which shall be the surviving entity at the effective date of the merger and which shall continue to exist as a limited partnership under the laws of the State of Florida. The Surviving Party shall succeed to all rights, assets, liabilities and obligations of the Merging Party, and the separate existence of the Merging Entity shall cease at the effective date of the merger.

FOURTH:    The Certificate of Limited Partnership of the Surviving Party at the effective date of the merger shall be the Certificate of Limited Partnership of the Surviving Party except that Article 1 thereof, relating to the name of the limited partnership, is hereby amended and changed so as to read as follows at the effective time and date of the merger:

“1. Name. The name of the limited partnership is as follows:

Hughes MRO, Ltd.”

FIFTH:    The Agreement of Limited Partnership of the Surviving Party at the effective date of the merger shall continue to be the Agreement of Limited Partnership of the Surviving Party, as the surviving limited partnership, and will continue in full force and effect unless mutually amended by all of its partners.

SIXTH:    The manner and basis of converting the interests, shares, obligations or other securities of the Merging Party into the interests, shares, obligations or other securities of the Surviving Party are as follows;

The ultimate owner(s) of the Merging Party and the Surviving Party are identical. Accordingly, at the effective date of the merger, by virtue of the merger and without any action on the part of the holder(s) thereof, each partnership interest of the Merging Party shall be cancelled automatically. Each general partnership interest and each limited partnership interest of the Surviving Party outstanding immediately prior to the effective date of the merger will continue to represent the outstanding partnership interests of the Surviving Party until such time as the Agreement of Limited Partnership of the Surviving Party is amended, as contemplated above, to reflect the addition of additional partners.

SEVENTH:    The name and address of the general partner (hereinafter referred to as the “General Partner”) of the Surviving Party is as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

The General Partner is a Delaware corporation and its Florida Document/Registration Number is F04000001125.

EIGHTH:    The effective date of this merger shall be on December 31, 2004.

2

CERTIFICATE OF LIMITED PARTNERSHIP

OF

HUGHES MRO MERGER, LTD.

(a Florida limited partnership)

The undersigned, desiring to form a limited partnership pursuant to the laws of the State of Florida, does hereby certify as follows:

1.        Name. The name of the limited partnership is as follows:

Hughes MRO Merger, Ltd.

2.        Address. The street address of the principal place of business and the mailing address for the limited partnership are as follows:

One Hughes Way

Orlando, FL 32805

3.        Registered Agent. The address of the office and the name and address of the agent for service of process required to be maintained by Section 620.105, Florida Statutes, are as follows:

Corporation Service Company

1201 Hays Street

Tallahassee, FL 32801

4.        General Partner. The name and business address of the general partner of the limited partnership are as follows:

Hughes GP & Management, Inc.

One Hughes Way

Orlando, FL 32805

5.        Termination. The latest data upon which the limited partnership is to dissolve is December 31, 2054.

Under penalties of perjury, the undersigned declares that it has read the foregoing and knows the contents thereof and that the facts stated therein are true and correct.

Signed this 10th day of December, 2004.

GENERAL PARTNER:

HUGHES GP & MANAGEMENT, INC.

By:	/s/ John Z. Parè
	Name:	John Z. Parè
	Title:	Secretary